UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549



                             FORM 8-K

                          CURRENT REPORT


              PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported)

                        September 30, 2004


                    IMEDIA INTERNATIONAL, INC.
      (Exact name of registrant as specified in its charter)

           Delaware                000-50159              84-1424696
  (State or other jurisdiction    (Commission           (IRS Employer
       of incorporation)           File Number)       Identification No.)


      1721 Twenty-First Street, Santa Monica, California     90293
          (Address of principal executive offices)         (Zip Code)


Registrant's telephone number, including area code: (310) 453-4499


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange ct (17 CFR 240.14d-2(B))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))

Item 3.02  Unregistered Sales of Equity Securities

     On July 14, 2004, iMedia International, Inc. (the "Company") entered into a Share Purchase Agreement with Langley Park, PLC, a London-based institutional investment fund ("Langley") for the sale of an aggregate of four million (4,000,000) shares of the Company's common stock at a price of $1.90 per share. In lieu of cash, Langley agreed to issue to the Company four million one hundred eighty-five thousand twenty-two (4,185,022) of its common shares at British Pound Sterling 1.00 per share (British Pound Sterling 1.00 = US $1.81 on August 5, 2004). The closing of the transaction was made contingent upon the approval of Langley's listing application with the London Stock Exchange (LSE). Upon the execution of the Share Purchase Agreement, the Company issued and delivered 4,000,000 shares of Company common stock, and Langley issued and delivered 4,185,022 shares of its common stock, into an escrow account pursuant to an Escrow Agreement between the parties dated July 14, 2004. The Escrow Agreement instructed the escrow agent to hold such shares in escrow until the earlier to occur of (a) approval of Langley's listing application with the LSE, or (b) termination of the Stock Purchase
Agreement on September 30, 2004.   Per the terms of the Stock Purchase
agreement, Langley is restricted from selling, transferring or hedging against the Company's shares for a period of two years.

     On September 30, 2004, the Company was informed that the LSE had approved Langley's listing application and that Langley shares would start trading on
the LSE on October 7, 2004.    Pursuant to the Escrow Agreement the escrow
agent will release the Company shares to Langley within 14 days of its receipt of the notice to be delivered by Langley on the date that the Langley shares begin trading on the LSE. The Escrow Agreement contains provisions to protect Langley in case the Company's shares should decline in value. Therefore, the escrow agent will release only 50% of the Langley shares to the Company on the same day the Company's shares are released to Langley. The remainder of the Langley shares will be held in escrow until September 30, 2006, at which time such shares will be released to the Company, or, if the market value of the Company's shares on that date is lower than US$1.90 per share, a certain number of Langley shares (having a current market value equal to the difference between the current market price of the Company's shares and US$1.90, times 4,000,000) will be returned to Langley to correct for any decline in Company share price, and the remainder of the Langley shares will be released to the Company

     Langley represented to us that it was receiving the securities for investment and not in connection with a distribution thereof, and that it is not a U.S. Person and it is not acquiring the Company's common stock for the account of any U.S. Person. Langley also represented that no director or executive officer of Langley is a national or citizen of the United States, and it is not otherwise deemed to be a "U.S. Person" within the meaning of Regulation S, promulgated under the Securities Act of 1933 (the ""Securities Act"). No directed selling efforts were made in the U.S. and applicable offering restrictions and additional conditions were implemented.

     The issuance and delivery of the Company common stock to Langley is exempt from registration pursuant to Regulation S promulgated under the Securities Act.

Item 9.01.  Financial Statements and Exhibits

     (a)  Financial Statements of business acquired.

          Not applicable.

     (b)  Pro Forma Financial Information.

          Not applicable.

     (c)  Exhibits.

Exhibit
Number     Description
-------    ------------

10.1 Stock Purchase Agreement Dated July 14, 2004 between the Company and Langley Park Investments, PLC*

* Filed as Exhibit 10.5 to the Company's Quarterly Report on Form 10-QSB for the period ending June 30, 2004, filed on August 23, 2004.


                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


October 5, 2004                    IMEDIA INTERNATIONAL, INC.


                                    /s/ Frank Unruh
                                   ----------------------------------------
                                    Frank Unruh, Chief Financial Officer